UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2012

The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 East Broadway Blvd., Tucson, Arizona		85701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (520) 747-6600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Our annual meeting of stockholders was held on August 16, 2012 for the following purposes:

a)	To elect two Class 3 directors to each serve for a three year term until the 2015 annual meeting of stockholders and until his/her successor has been duly elected and qualified. The nominee for director was elected by a vote of our stockholders as follows:

	Total Affirmative Votes	Total Votes Withheld	Total Broker Non-Votes
Fletcher Jay McCusker	9,528,805	1,310,527	1,046,545
Kristi L. Meints	10,193,844	645,488	1,046,545

b)	To ratify the adoption by our Board of Directors of the Amended and Restated Rights Agreement, dated December 9, 2011, by and between us and Computershare Trust Company, N.A., as Rights Agent, or Rights Agreement. This proposal was approved by our stockholders as follows:

Votes For	6,519,861
Votes Against	4,313,481
Abstentions	5,990
Broker Non-Votes	1,046,545

c)	To approve an adjournment of the annual meeting of stockholders to allow additional time for further solicitation of proxies, if necessary, to ratify the adoption of the Rights Agreement. Our stockholders approved this proposal as follows:

Votes For	7,968,096
Votes Against	3,909,625
Abstentions	8,156
Broker Non-Votes	—

d)	To amend The Providence Service Corporation 2006 Long-Term Incentive Plan to increase the number of shares of our common stock available for issuance under such plan. This proposal was approved by our stockholders as follows:

Votes For	8,730,359
Votes Against	2,104,505
Abstentions	4,468
Broker Non-Votes	1,046,545

e)	To hold a non-binding advisory vote on executive compensation. Our stockholders approved on a non-binding advisory basis executive compensation as follows:

Votes For	10,633,421
Votes Against	201,153
Abstentions	4,758
Broker Non-Votes	1,046,545

f)	To ratify the appointment of KPMG LLP as the independent registered public accounting firm of our company to serve for the 2012 fiscal year. The proposal to ratify the appointment of KPMG was approved by our stockholders as follows:

Votes For	11,860,855
Votes Against	16,485
Abstentions	8,537
Broker Non-Votes	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: August 22, 2012	By:	/s/ Michael N. Deitch
	Name:	Michael N. Deitch
	Title:	Chief Financial Officer

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